PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                For the Six Months Ended
                                                         June 30,
                                                -------------------------
                                                     2007         2006
                                                ------------  -----------
                                                    (Amounts in thousands)
Net income...................................    $  136,882   $  243,078
   Add: Minority interest in income..........        13,307       15,887
   Less: Minority interest in income which do
     not have fixed charges..................        (7,925)      (7,402)
   Less: Equity in earnings of investments...        (6,759)      (6,590)
   Add: Cash distributions from investments..        10,535       10,415
   Less: Impact of discontinued operations...           (18)        (265)
                                                ------------  -----------
Adjusted net income..........................       146,022      255,123
   Interest expense..........................        33,515        3,429
                                                ------------  -----------
Total earnings available to cover fixed charges  $  179,537      258,552
                                                ============  ===========
Total fixed charges - interest expense (a)...    $   35,229   $    4,498
                                                ============  ===========
Cumulative preferred share dividends.........    $  116,091   $   98,991
Preferred partnership unit distributions.....        10,806        8,249
Allocations pursuant to EITF Topic D-42......             -            -
                                                ------------  -----------
Total preferred distributions................    $  126,897   $  107,240
                                                ============  ===========
Total combined fixed charges and preferred
  share distributions........................    $  162,126   $  111,738
                                                ============  ===========
Ratio of earnings to fixed charges...........         5.10x       57.48x
                                                ============  ===========
Ratio of earnings to fixed charges and
  preferred share distributions..............         1.11x        2.31x
                                                ============  ===========


                                                           For the Year Ended December 31,
                                                ----------------------------------------------------------------
                                                    2006        2005          2004          2003          2002
                                                -----------  ----------    ----------    ----------   ----------
                                                                     (Amounts in thousands)
Net income...................................   $  314,026   $ 456,393     $ 366,213     $ 336,653    $ 318,738
   Add: Minority interest in income..........       31,883      32,651        49,913        43,703       44,087
   Less: Minority interest in income which do
     not have fixed charges..................      (16,014)    (15,161)      (17,099)      (13,610)     (14,307)
   Less: Equity in earnings of investments...      (11,895)    (24,883)      (22,564)      (24,966)     (29,888)
   Add: Cash distributions from investments..       17,699      23,112        20,961        17,754       19,496
   Less: Impact of discontinued operations...       (1,580)     (6,796)          255        (4,478)      10,562
                                                -----------  ----------    ----------    ----------   ----------
Adjusted net income..........................      334,119     465,316       397,679       355,056      348,688
   Interest expense..........................       33,062       8,216           760         1,121        3,809
                                                -----------  ----------    ----------    ----------   ----------
Total earnings available to cover fixed charges $  367,181   $ 473,532     $ 398,439     $ 356,177    $ 352,497
                                                ===========  ==========    ==========    ==========   ==========
Total fixed charges - interest expense (a)...   $   35,778   $  11,036     $   4,377     $   7,131    $  10,322
                                                ===========  ==========    ==========    ==========   ==========
Cumulative preferred share dividends.........   $  214,218   $ 173,017     $ 157,925     $ 146,196    $ 148,926
Preferred partnership unit distributions.....       19,055      16,147        30,423        26,906       26,906
Allocations pursuant to EITF Topic D-42......       31,493       8,412        10,787         7,120        6,888
                                                -----------  ----------    ----------    ----------   ----------
Total preferred distributions................   $  264,766   $ 197,576     $ 199,135     $ 180,222    $ 182,720
                                                ===========  ==========    ==========    ==========   ==========
Total combined fixed charges and preferred
  share distributions........................   $  300,544   $ 208,612     $ 203,512     $ 187,353    $ 193,042
                                                ===========  ==========    ==========    ==========   ==========
Ratio of earnings to fixed charges...........       10.26x      42.91x        91.03x        49.95x       34.15x
                                                ===========  ==========    ==========    ==========   ==========
Ratio of earnings to fixed charges and
  preferred share distributions..............        1.22x       2.27x         1.96x         1.90x        1.83x
                                                ===========  ==========    ==========    ==========   ==========



                                   Exhibit 12

                                 PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):


                                                   For the Six Months Ended
                                                            June 30,
                                                ---------------------------
                                                    2007           2006
                                                ------------   ------------
                                                    (Amounts in thousands)
Net Income...................................   $   136,882    $   243,078
Add - Depreciation and amortization (including
discontinued operations).....................       344,082         98,716
Less - Depreciation allocated to minority
interests....................................        (6,775)          (628)
Add - Depreciation included in equity in
  earnings of real estate entities...........        21,034         18,720
Add - Minority interest - preferred .........        10,806          8,249
Add - Interest expense ......................        33,515          3,429
                                                ------------   ------------
EBITDA available to cover fixed charges (b)..   $   539,544    $   371,564
                                                ============   ============
Total fixed charges - interest expense (a)...   $    35,229    $     4,498
                                                ============   ============
Preferred share dividends....................   $   116,091    $    98,991
Preferred partnership unit distributions.....        10,806          8,249
   Allocations pursuant to EITF Topic D-42...             -              -
                                                ------------   ------------
Total preferred distributions................   $   126,897    $   107,240
                                                ============   ============
Total combined fixed charges and preferred
  share distributions........................   $   162,126    $   111,738
                                                ============   ============
Ratio of EBITDA to fixed charges.............        15.32x         82.61x
                                                ============   ============
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............         3.33x          3.33x
                                                ============   ============



                                                                  For the Year Ended December 31,
                                                   --------------------------------------------------------------
                                                       2006         2005        2004         2003         2002
                                                   -----------  -----------  ----------   ----------   ----------
                                                                      (Amounts in thousands)
Net Income...................................      $  314,026   $ 456,393    $ 366,213    $ 336,653    $ 318,738
Add - Depreciation and amortization (including
discontinued operations).....................         438,218     196,485      184,345      188,003      181,648
Less - Depreciation allocated to minority
interests....................................          (4,638)     (3,403)      (6,046)      (6,328)      (8,087)
Add - Depreciation included in equity in
  earnings of real estate entities...........          38,890      35,425       33,720       27,753       27,078
Add - Minority interest - preferred .........          19,055      17,021       32,486       26,906       26,906
Add - Interest expense ......................          33,062       8,216          760        1,121        3,809
                                                   -----------  -----------  ----------   ----------   ----------
EBITDA available to cover fixed charges (b)..      $  838,613   $ 710,137    $ 611,478    $ 574,108    $ 550,092
                                                   ===========  ===========  ==========   ==========   ===========
Total fixed charges - interest expense (a)...      $   35,778   $  11,036    $   4,377    $   7,131    $  10,322
                                                   ===========  ===========  ==========   ==========   ===========
Preferred share dividends....................      $  214,218   $ 173,017    $ 157,925     $146,196     $148,926
Preferred partnership unit distributions.....          19,055      16,147       30,423       26,906       26,906
   Allocations pursuant to EITF Topic D-42...          31,493       8,412       10,787        7,120        6,888
                                                   -----------  -----------  ----------   ----------   ----------
Total preferred distributions................      $  264,766   $ 197,576    $ 199,135    $ 180,222    $ 182,720
                                                   ===========  ===========  ==========   ==========   ===========
Total combined fixed charges and preferred
  share distributions........................      $  300,544   $ 208,612    $ 203,512    $ 187,353    $ 193,042
                                                   ===========  ===========  ==========   ==========   ===========
Ratio of EBITDA to fixed charges.............          23.44x      64.35x      139.70x       80.51x       53.29x
                                                   ===========  ===========  ==========   ==========   ===========
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............           2.79x       3.40x        3.00x        3.06x        2.85x
                                                   ===========  ===========  ==========   ==========   ===========


(a) "Total fixed charges - interest expense" includes interest expense plus capitalized interest.

(b) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

                                   Exhibit 12